                                                                EXHIBIT m (1)(b)

                                 AMENDMENT NO. 1
               FIRST AMENDED AND RESTATED MASTER DISTRIBUTION PLAN

         The First Amended and Restated Master Distribution Plan (the "Plan"), dated as of June 3, 2002, pursuant to Rule 12b-1 of AIM Advisor Funds, a Delaware business trust, is hereby amended as follows:

         Appendix A of the Plan is hereby deleted in its entirety and replaced with the following:

                                   "SCHEDULE A
                                       TO
               FIRST AMENDED AND RESTATED MASTER DISTRIBUTION PLAN
                                       OF
                                AIM ADVISOR FUNDS
               (CLASS A SHARES, CLASS C SHARES AND CLASS R SHARES)

                               (DISTRIBUTION FEE)

        The Fund shall pay the Distributor as full compensation for all services rendered and all facilities furnished under the Distribution Plan for each Portfolio (or Class thereof) designated below, a Distribution Fee* determined by applying the annual rate set forth below as to each Portfolio (or Class thereof) to the average daily net assets of the Portfolio (or Class thereof) for the plan year, computed in a manner used for the determination of the offering price of shares of the Portfolio (or Class thereof).


                                             MINIMUM         MAXIMUM         MAXIMUM
 PORTFOLIO                                 ASSET BASED       SERVICE        AGGREGATE
 CLASS A SHARES                           SALES CHARGE         FEE             FEE
 --------------                           ------------      --------        ---------
AIM International Core Equity Fund            0.10%          0.25%            0.35%
AIM Real Estate Fund                          0.10%          0.25%            0.35%




                                             MAXIMUM         MAXIMUM         MAXIMUM
                                           ASSET BASED       SERVICE        AGGREGATE
 CLASS C SHARES                           SALES CHARGE         FEE             FEE
 --------------                           ------------      ---------       ---------
AIM International Core Equity Fund            0.75%          0.25%            1.00%
AIM Real Estate Fund                          0.75%          0.25%            1.00%




                                             MAXIMUM         MAXIMUM         MAXIMUM
                                           ASSET BASED       SERVICE        AGGREGATE
 CLASS R SHARES                           SALES CHARGE         FEE             FEE
 --------------                           ------------      --------        ---------
AIM International Core Equity Fund            0.25%          0.25%            0.50%



------------
* The Distribution Fee is payable apart from the sales charge, if any, as stated in the current prospectus for the applicable Portfolio (or Class thereof)."

         All other terms and provisions of the Plan not amended herein shall remain in full force and effect.

Dated:    July 1    , 2002
      -------------
                                             AIM ADVISOR FUNDS
                                             (on behalf of its Class A Shares,
                                             Class C Shares and Class R Shares)



Attest:    /s/ Lisa A. Moss                  By:   /s/ Robert H. Graham
         -------------------------------         ------------------------------
             Assistant Secretary                     Robert H. Graham
                                                     President